Exhibit 4(b)




                       FIRST AMENDMENT TO CREDIT AGREEMENT



     This First Amendment to Credit Agreement ("First Amendment"), dated as of April 26, 1994, by and between PORTEC, INC., a Delaware corporation (the "Company"), and NBD BANK, an Illinois banking corporation (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Company and the Bank have executed a Credit Agreement (the "Credit Agreement"), dated as of February 12, 1993 to provide for, among other things a term loan in the principal amount of $6,000,000 and a revolving credit facility in aggregate principal amount not to exceed $12,000,000.

     WHEREAS, the Company has requested that the Bank amend certain provisions of the Credit Agreement, and the Bank has agreed to do so on the terms and conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Upon satisfaction by the Company of the conditions set forth in paragraph 3 hereof, the Credit Agreement shall be amended as of the effective date hereof as follows:

               (a) The definitions of "Borrowing Base", "Borrowing Base Certificate", "Eligible Accounts Receivable", "Eligible Inventory", and "Pledge Agreement" in Section 1.1 of the Credit Agreement are hereby deleted.

               (b) The definition of "Security Documents" in Section 1.1 of the Credit Agreement is hereby amended by deleting the words "Pledge Agreement" therefrom.

               (c) The definition of "Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "April 30, 1996" therefrom and inserting the date "April 30, 1997" in place thereof.

               (d) Section 2.1(a) of the Credit Agreement is hereby amended by deleting the clause "the lesser of (i) the amount of the Borrowing Base shown on the most recent Borrowing Base Certificate delivered by the Company to the Bank, and (ii)" therefrom.

               (e)  Section 2.10 of the Credit Agreement is hereby deleted.

               (f) Section 3.1(d) of the Credit Agreement is hereby deleted and the phrase "intentionally omitted" is substituted as Section 3.1(d) in place thereof.

               (g)  Section 4.14 of the Credit Agreement is hereby deleted.

               (h) Section 5.1(d)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    (iv) As soon as available and in any  event
               within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related con-solidated statements of income and cash flow of the Company for such fiscal year, with a customary audit report of Price Waterhouse, or other inde-pendent certified public accountants selected by the Company and acceptable to the Bank, without qualifications unacceptable to the Bank;

               (i) Section 5.1(d)(v) of the Credit Agreement is hereby deleted and the phrase "intentionally deleted" is substituted as Section 5.1(d)(v) in place thereof.

               (j) Section 5.2(k)(iii) of the Credit Agreement is hereby amended by deleting the figure "$1,500,000" and substituting the figure "$3,000,000" in place thereof.

               (k) Exhibit C to the Credit Agreement is hereby deleted. Exhibit C shall be deemed intentionally omitted.

          2. From and after the effective date hereof, references to the Credit Agreement in the Credit Agreement, the Notes and the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

          3.   This First Amendment shall not become effective until:

               (a) The Company shall have delivered to the Bank certificate of recent date of the appropriate government official certifying as to the corpo-rate existence of the Company;

               (b) The Company and the Bank shall have each executed and delivered this First Amendment; and


               (c) The Company shall have delivered to the Bank a certified copy of resolutions of the board of directors of the Company authorizing execution and delivery of this First Amendment.

          4. Upon satisfaction by the Company of the conditions set forth in paragraph 3 hereof, the Bank shall release and cancel that certain Pledge Agreement dated as of February 12, 1993 executed by the Company in favor of the Bank relating to the shares of capital stock of Portec (UK) Limited, and shall promptly return to the Company the original share certificates of Portec (UK) Limited stock.

          5.   The Company represents and warrants to the Bank that:

               (a) The execution, delivery and performance of this First Amendment by the Company have been duly authorized by all necessary partnership action and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected;

               (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Company is required on the part of the Company, in connection with the execution, delivery and performance of this First Agreement or transactions contemplated hereby and thereby:

               (c) This First Amendment is the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof;

               (d) After giving effect to the amendments contained herein and effective pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof in the same force and effect as if made on and as of such effective date:

               (e) The most recent audited financial statements of the Company delivered to the Bank are complete and accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business properties, operations or condition, financial or otherwise of the Company since the date of such financial statements. There are no liabilities of the Company or any of its subsidiaries, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and


               (f) No Event of Default and no event or condition which would become an Event of Default after the lapse of time or the giving of notice or both, shall have occurred and be continuing or exist under the Credit Agreement, as amended hereby, as of the effective date hereof.

          6. The Company agrees to pay and save the Bank harmless from liability for the payment of all costs and expenses arising in connection with this First Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with the preparation and review of this First Amendment and any related documents.

          7. The capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly contemplated hereby, the Credit Agreement, the Security Documents and all related notes, guaranties, certificates, instruments and other documents are hereby ratified and confirmed and shall remain in full force and effect.

          8. This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

          9. The First Amendment may be executed in two counterparts, each of which together shall constitute the same agreement.




          IN WITNESS WHEREOF, the parties hereto have caused this First Amend-ment to be duly executed and delivered as of the day and year first above written.


                                   NBD BANK



                                   By:   Peter K. Gillespie


                                        Its:   Vice President





                                   PORTEC, INC,



                                   By:   Nancy A. Dedert


                                        Its:  Vice President & CFO











                                    Exhibit 1


                          AMENDMENT TO CREDIT AGREEMENT
                                  PORTEC, INC.


     WHEREAS, this Corporation desires to amend certain provisions of a Credit Agreement (the "Credit Agreement") entered into in favor of NBD Bank, dated February 12, 1993

     NOW, THEREFORE, BE IT RESOLVED, that the President and any Vice President of this Corporation is hereby authorized and directed to enter into, execute and deliver on behalf of this Corporation the First Amendment to Credit Agreement and any and all instruments or other documents incidental or related thereto, and to take such further action as he or she may deem reasonable, necessary or proper in order to consummate the transaction contemplated herein.

Dated:  April 26, 1994